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                                                                    Exhibit 99.1

NEWS

[LOGO OF ON DEMAND GROUP]

SeaChange and The On Demand Group Form Partnership To Bring VOD To Europe U.S.

VOD Leader Invests in Europe's Top Transactional Television Service Provider

MAYNARD, Mass. and London (Nov. 4, 2002) - SeaChange International (Nasdaq:SEAC), a leading provider of digital video servers to the television industry, and The ON Demand Group today announced their strategic partnership to further the development of video-on-demand (VOD) services in Europe. The two companies have signed a business development agreement whereby ON Demand, Europe's successful transactional television management company, will exclusively promote and use SeaChange's industry-leading VOD systems and software.

As part of their agreement, SeaChange has invested (pound)1.5 million (U.K. Sterling) in The ON Demand Group and has agreed to further investments of up to (pound)8.5 million if required. The SeaChange investment will allow ON Demand to develop its existing business areas while realizing the longer-term ambition of becoming Europe's premier creator and turn-key supplier of VOD services for cable operators throughout Europe.

Andy Birchall, Chairman of The ON Demand Group comments, "We looked carefully at all the major VOD server systems companies and SeaChange came out on top in terms of functionality, support, performance and customer satisfaction. We are therefore especially pleased that SeaChange is joining us as a strategic investor in our plans to aggressively develop video on demand throughout Europe."

ON Demand has an impressive list of clients and is responsible for the launch and ongoing management of one of the most successful cable near video-on-demand
(NVOD) services in the world, Front Row Television. Front Row's customer base has increased dramatically since its launch four years ago, from zero to more than 2,000,000 digital customers, and it is now the only UK NVOD operator with movies from every major Hollywood studio. In addition to its management of the Front Row service in the UK, The ON Demand Group successfully launched Mirador, the Spanish pay-per-view service, into 11 Spanish cable companies.

"Our partnership with The ON Demand Group brings together their proven success in the European television market with the quality of SeaChange's VOD services and software to address a significant opportunity -- VOD in Europe," said Bill Styslinger, president and CEO, SeaChange International. "We are very confident in our partnership and our ability to bring compelling new VOD applications to Europe's cable operators."

Tony Kelly, CEO of The ON Demand Group further comments, "We believe the proven, market leading technology of SeaChange International and our hands-on experience gained from operating Europe's most successful NVOD business will deliver VOD services that are attractive to consumers and, ultimately, are highly profitable."

SeaChange is a leader in the market for VOD systems with over 300,000 VOD streams deployed for North America's largest cable operators including, AT&T Broadband, Adelphia, Cablevision, Comcast, Insight Communications, Mediacom, Time Warner Cable and Rogers, for a population of more than 14 million basic cable subscribers.

About the ON Demand Group
(www.ondemand.co.uk)
The Group launched and continues to manage Front Row Television, one of the most successful near video-on-demand services in the world, and is also a consultant to Front Row's joint venture partners, ntl and Telewest. The Group managed the launch of Mirador, the Spanish cable industry's pay-per-view and NVOD service and supports Mirador's ongoing operation. ON Demand has operated in more than 20 different countries developing pay TV, pay per view and video on demand businesses. Transactional television industry experts Andy Birchall and Tony Kelly formed the ON Demand Group in 1996.

About SeaChange
(www.seachangeinternational.com)
SeaChange International, Inc. provides digital video systems that are changing television. Its powerful server and software systems enable television operators to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy-winning MediaCluster technology, thousands of SeaChange systems are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. SeaChange is headquartered in Maynard, Massachusetts and has product development, support and sales offices throughout the world.

Safe Harbor Provision
Any statements contained in this press release that do not describe historical facts, including without limitation statements concerning expected investments and product introductions, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the success of The On Demand Group in promoting the products of SeaChange and establishing VOD throughout Europe; the emergence and acceptance of the video-on-demand market; the loss of one of SeaChange's large customers; the cancellation or deferral of purchases of SeaChange's products; a decline in demand or average selling price for SeaChange's broadband products; SeaChange's ability to manage its growth; content providers limiting the scope of content licensed for use in the video-on-demand market; SeaChange's ability to introduce new products or enhancements to existing products; SeaChange's dependence on certain sole source suppliers and third-party manufacturers; SeaChange's ability to compete in its marketplace; SeaChange's ability to respond to changing technologies; SeaChange's ability to protect its intellectual property rights and the expenses that may be incurred by SeaChange to protect its intellectual property rights; an unfavorable result of current or future litigation, including our current patent litigation with nCube Corp.; the risks associated with international sales; SeaChange's ability to integrate the operations of acquired subsidiaries; changes in the regulatory environment; SeaChange's ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by SeaChange from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption "Certain Risk Factors" in SeaChange's Annual Report on Form 10-K filed with the Commission on April 30, 2002. Any forward-looking statements should be considered in light of those factors. SeaChange cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. SeaChange disclaims any obligation to publicly update or revise any such statements to reflect any change in SeaChange's expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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